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                                                                   Exhibit 10.16

                                                                    Etobicoke #2

DATE: February 23, 1996

                                 OFFER TO LEASE

VISIBLE GENETICS INC. ("Tenant") hereby offers to lease from ROYAL TRUST CORPORATION OF CANADA, AS TRUSTEE and RT PENSION PROPERTIES LIMITED ("Landlord") certain premises being suite #2 ("Premises") in the building known as 29 CONNELL COURT, ETOBICOKE, ONTARIO ("Building") located on the lands more particularly described in the Lease (collectively called "Project"), on the terms and conditions set out below.

1. PREMISES: Shown as the shaded area on Schedule "A" and comprising approximately 8,482 square feet of Rentable Area, subject to measurement by Landlord's architect/space planner in accordance with the provision of the Lease. Tenant accepts the Premises "as is", save for the Landlord's work.

2.    TERM:

      The Lease shall be for a term of five (5) years commencing on June 1, 1996.

3. BASIC RENT: The basic annual rent, plus goods and services taxes, shall be payable monthly, in advance, by the Tenant on the first day of each month during the terms. The amount per square foot of rentable area of the Premises per annum shall be as follows:

      Year 1 @ $1.00 per square foot per annum, plus G.S.T.
      Year 2 @ $1.50 per square foot per annum, plus G.S.T.
      Year 3 @ $2.00 per square foot per annum, plus G.S.T.
      Year 4 @ $2.50 per square foot per annum, plus G.S.T.
      Year 5 @ $3.00 per square foot per annum, plus G.S.T.

4. DEPOSIT: Together with this Offer, the Tenant shall deliver a deposit in the amount of $3,025.25 allocated as $756.31 representing first months basic rental of $706.83 plus 7% G.S.T. and $2,268.94 representing last months basic rental of $2,120.50 plus 7% G.S.T. payable to D & A Carter Property Management Inc. The Deposit shall be returned in full to the Tenant should this Offer not be accepted by the parties.

5. USE: Throughout the Term, Tenant shall actively, diligently and continuously operate on the Premises, only under the name Visible Genetics Inc. ,the business of industrial/commercial premises for the specific purpose of light assembly of computer components, in keeping with first-class industrial/commercial building standards and for no other purpose.

      [ILLEGIBLE HANDWRITTEN MATERIAL]

                                                                          /s/ JA
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6.    NET LEASE: The Lease shall be absolutely net to Landlord, and Landlord shall have no obligations with respect to the Project except as expressly set out in the Lease. All Basic Rent and Additional Rent (as defined below) shall be payable monthly in advance by Tenant without deduction, set-off or abatement for any reason whatsoever. In addition to payment of Basic Rent, Tenant shall be responsible throughout the Term for:

(i) All obligations and costs whatsoever in respect of the Premises and the business conducted thereon, including without limitation: utilities, insurance, maintenance, repairs and replacements to the Premises and all equipment and contents in or serving the Premises, all costs for heating, ventilation, air-conditioning, all Taxes attributable to the Premises, improvements, equipment and business therein and the rent, all as calculated in accordance with the Lease; and

(ii) Tenant's Proportionate Share of (A) Operating Costs which shall include all operating costs incurred by Landlord in the operation, maintenance, repair, replacement and management of the Project, including insurance premiums and administration fees. and/or management fees, all as detailed in the Lease, and (B) Taxes on the Project.

      All amounts payable by Tenant hereunder in addition to Basic Rent ("Additional Rent") shall be deemed to be rent and shall be payable and collectible in the same manner as rent.

7. LEASE: Within ten (10) business days after receipt from Landlord but in any event prior to occupancy being given, Tenant shall execute and return to Landlord the standard form of net lease for the Project. The Lease shall not conflict with any of the terms of this Offer, but the Tenant acknowledge that the terms of this Offer will be considerably elaborated upon in the Lease. If Tenant fails to execute and deliver the Lease within such time, all the terms of the Lease shall nevertheless apply, and Landlord shall have the right to prevent Tenant from occupying the Premises and, in addition, Landlord shall have all rights and remedies available to it under the Lease and at law for a default by Tenant including the right to terminate this Agreement and claim all deficiencies between all amounts which would have been payable by Tenant for what would have been the balance of the Term but for such termination, and all net amounts actually received by Landlord for such period, and Landlord shall have no further obligation to Tenant.

8. NO TRANSFER: This Offer may not be assigned or otherwise transferred by Tenant.

9.    LAWS: This Offer shall be governed by the laws of the Province of Ontario.
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10.   OFFICER'S WARRANTY: The undersigned officers of Tenant hereby represent and warrant to Landlord that Tenant is a corporation in good standing and duly organized under the laws of the province of Ontario, or if chartered in a province other than Ontario, is a corporation in good standing and duly organized under the laws of such province and is authorized to do business in the province of Ontario and that this Offer has been validly executed and delivered by Tenant and Is valid and enforceable against Tenant.

11. COMPLETE AGREEMENT: This Offer (including all Schedules) constitutes the complete agreement between the parties and there are no covenants, representations, agreements warranties or conditions in any way relating to the subject matter of this Offer or the Lease, express or implied, collateral or otherwise, except as expressly set forth herein.

12.   TIME OF ESSENCE: Time is of the essence of all terms of this Offer.

13. SEVERABILITY: If any provision of this Offer is illegal, unenforceable or invalid, it shall be considered separate from this Offer and the remaining provisions hereof shall remain in full force and effect.

14. SUCCESSORS AND ASSIGNS: This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns, (subject to the express restrictions contained herein). If Tenant consists of more than one person, their obligations hereunder and under the Lease shall be joint and several.

15. FINANCIAL CONDITION: Within five (5) business days after acceptance of this Offer, Tenant shall deliver to Landlord such information as the Landlord requires ("Information") to satisfy itself as to the financial strength of the Tenant and the Tenant hereby consent to the Landlord making independent credit inquiries for that purpose. This Offer is conditional for a period of fifteen (15) days after receipt by the Landlord of such information for the Landlord to satisfy itself as aforesaid. If the Landlord fails to notify the Tenant in writing that this condition has been either satisfied or waived by the Landlord within such fifteen (15) day period, this Offer shall be null and void and of no further force or effect. In the event of such termination the Landlord shall return all deposits received by it to the Tenant without interest or deduction and the Landlord shall not be liable for any losses, damages or costs whatsoever. This condition has been inserted for the sole benefit of the Landlord and may be waived by the Landlord at any time on notice in writing to the Tenant.

16. OPTION TO EXTEND: In accordance with the terms of the Landlord's standard option to extend clause and provided Tenant has not been in default under the Lease, the Tenant shall have the option to renew the term of the Lease for one (1) additional period of five (5) years upon the Landlord's then current standard form of net lease which shall not include
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IN WITNESS WHEREOF Tenant have executed this Offer under seal, this 26th day of
1996, 1996.

                                VISIBLE GENETICS INC.


                                Per: /s/ John Augustus
                                     -------------------------------------------
                                     Name: John Augustus
                                     Title: Vice President c/s


                                Per:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                I/We have the authority to bind the Corporation.

We hereby accept the foregoing Offer this _____ day of ______________, 1996.

                                ROYAL TRUST CORPORATION OF CANADA, as trustee


                                Per: ___________________________________________
                                                                             c/s


                                Per: ___________________________________________

                                I/We have the authority to bind the Corporation.

                                RT PENSION PROPERTIES LIMITED


                                Per: ___________________________________________
                                                                             c/s


                                Per: ___________________________________________

                                I/We have the authority to bind the Corporation.
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